              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



     We hereby consent to the incorporation by reference into all Registration Statements on Form 10-KSB of Scotland Bancorp, Inc. of our report dated October 23, 1997, relating to the consolidated statements of financial condition of Scotland Bancorp, Inc. and subsidiary as of September 30, 1997 and 1996, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, which report appears in the Company's 1997 annual report on Form 10-KSB.


McGLADREY & PULLEN, LLP

/s/ McGLADREY & PULLEN,LLP

Charlotte, North Carolina
December 16, 1997